EXHIBIT 32.(2)

Certificate of the Chief Financial Officer

of X-Rite, Incorporated.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

I, Mary E. Chowning , Chief Financial Officer of X-Rite, Incorporated, certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

(1) The quarterly report on Form 10-Q for the quarterly period ending July 3, 2004, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;

(2) The information contained in this quarterly report on Form 10-Q for the quarterly period ending July 3, 2004 fairly presents, in all material respects, the financial condition and results of operations of X-Rite, Incorporated as of and for the period covered by this report.

Date: August 12, 2004	By:	/s/ Mary E. Chowning
Mary E. Chowning

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to X-Rite, Incorporated, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.